ACCOUNT AGREEMENT
For Management of the Investment

Date: April 14, 2014

Between:

Epcylon Technologies Inc.
25 Adelaide Street East
Suite 502
Toronto, Ontario
Canada M5C 3A1

A Nevada Company

And:

Four Seasons Trust
1001 Bay Street
Suite 3410
Toronto, Ontario
Canada M5S 3A6

(the "Investor")

And:

Diane D. Dalmy
Attorney at Law

(the "Intermediary")

This Account Agreement is dated this 14th day of April, 2014 (the "Account Agreement") by and between Epcylon Technologies Inc., a Nevada corporation (the "Company"), Four Seasons Trust (the "Investor") and Diane D. Dalmy as the intermediary (the "Intermediary").

RECITALS

WHEREAS commencing on April 14, 2014, the Investor shall invest in the Company an aggregate principal amount of $2,000,000 USD (the "Investment"), which is evidenced by that certain Non-U.S. subscription agreement dated as of April 14,2014 between the Company and the Investor (the "Subscription Agreement"), a copy of which is attached hereto as Exhibit A;

WHEREAS the Investor wishes to monitor and enforce the Use of Proceeds in the timeframe provided to ensure that it meets the Use of Proceeds agreed to herein.

WHEREAS the Investor has taken substantial risk in investing the amount of $2,000,000 in the Company based on the Company's projections and assertions of success. To provide for monitoring the success of these projections and assertions, a detailed use of proceeds with capital payments and distributions is developed and agreed to herein. In order to administer such payments and distributions and monitor the use of proceeds, a third party must be engaged to manage and monitor the this Account Agreement.

WHEREAS the Intermediary, a lawyer licensed in the State of Colorado, has agreed to act as Intermediary and to provide account management services for the Company and the Investor.

WHEREAS the Company and the Investor have each signed the Subscription Agreement and have each individually agreed to consent to this separate Account Agreement to enact certain controls over the monitoring and management of the Investment and use of proceeds, which controls the Intermediary shall manage and monitor.

WHEREAS this Account Agreement between the parties is to provide use of proceeds direction and confirmation, invested capital security, capital flow management, distribution management and any other terms of management.

ARTICLE I
ACCOUNT INSTRUCTIONS

1.1. Establishment of Account. The Company shall open a non-interest bearing account in the name of the Company suitable for management of monies, (the "Cash Account"), from which, invested monies will be held and eventually debited from by this Agreement. The Cash Account will be opened following receipt of the executed Subscription Agreement and proper account opening documentation and ancillary supporting documentation necessary.

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1.2. Capital Delivery. Within five business days of establishment of the Cash Account, the Company shall secure from the Investor such monies for credit to the Cash Account. No interest will be applied to monies credited to the Cash Account. The Intermediary shall not deal with such monies from the Investor in with exception of the instructions within this Agreement.

The Company will issue a letter to the Investor and the Intermediary in evidence that such monies are secured in the Cash Account.

1.3. Payments or Distributions. Any payments or distributions by the Company shall be presented seven days in advance of such payment or distribution to the Investor for the Investor's confirmation (the "Payment Confirmation"), which Investor shall provide to the Company its Payment Confirmation in its sole discretion no longer than three days from receipt of such Payment Confirmation. So long as the Payment Confirmation is provided to the Company from the Investor, the Company shall deliver via wire transfer from the Cash Account the respective payments and disbursement. The Company shall deliver to the Intermediary the Payment Confirmation and a list of payments and distributions.

1.4. Confirmation. The Intermediary can only confirm that the wire has pulled monies from the Cash Account in accordance with the Payment Confirmation. The Company is therefore responsible to deliver to the Intermediary a copy of the Payment Confirmation together with all associated wires and/or distributions.

1.5. Company Cash Transfer Rights. The Company shall have no cash transfer rights relating to the funds held in the Cash Account and such funds shall be deemed restricted and disbursed only in accordance with the Payment Confirmations.

1.6. Audit Request Letters. The Intermediary will be available to verify the account balance in the Cash Account through any audit request letters issued by the Company's auditors. The Intermediary shall charge $300.00 per audit request letter verification. Intermediary's response will be limited to the amount of capital within the Cash Account and a listing of all payments and distributions made in accordance with any associated Payment Confirmations. The Intermediary is not responsible for any accounting or financial discrepancies of Company.

1.7. Windup of Agreement. Following the completion of use of proceeds in the Cash Account and payout of all monies remaining in the Cash Account (excluding payment of any fees) to the Investor, this Agreement will cease. The Investor shall provide notice to the Company and the Intermediary of its desire to wind up the Cash Account (the "Wind-Up Account Letter").

1.8. Notifications. Intermediary shall evidence such winding up through notice to Company and the Investor that this Account Agreement is no longer in force and effect and that the Cash Account has been closed.

ARTICLE II
INTERMEDIARY REPRESENTATIONS

The undersigned hereby warrants and represents as follows:

2.1. Intermediary has taken all legal actions necessary to enact this Account Agreement and to execute its activities under this Account Agreement.

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2.2. The Intermediary is licensed as a lawyer in the State of Colorado and in good standing.

2.3. As of the date hereof, Intermediary has not received notice of any liens, claims or encumbrances with respect to the Cash Account, except with respect to Company pursuant to this Account Agreement, and Intermediary has not confirmed any interest in the Cash Account to any persons other than pursuant to this Agreement.

2.4. Intermediary shall act as principle agent in addition to its role as Intermediary.

ARTICLE III
COMPANY REPRESENTATIONS

The Company hereby represents and warrants as follows:

3.1. The Company confirms to the Investor that the Company has opened the Cash Account.

3.2. The Company further agrees and acknowledges that the rights and obligations of the parties hereto relating to the Cash Account are governed by this Account Agreement executed by Company with the Investor and the Intermediary and that this Account Agreement shall take precedence over the terms of any other agreement.

3.3. The Company has taken all necessary corporate and legal actions necessary to transact this Account Agreement. That Company has full right and authority to enter into the Subscription Agreement.

3.4. Company represents and warranties that this Agreement is an Account Management Agreement and is not part in any way of illegal or deceptive means of transferring funds.

3.5. The Company agrees that it will not debit the Cash Account to satisfy obligations of any party until receipt of the Payment Confirmation from the Investor regarding the acceptance of the use of proceeds and wires and distributions to be made by the Company.

3.6. The Investor has a first lien and security interest in the cash and the Cash Account as security for the performance of all obligations of the Company arising out of the management of this Account Agreement.

3.7. The Company shall not deliver to any party any monies or property whatsoever from the Cash Account unless authorized by the Investor in accordance with the Payment Confirmation including, but not limited to (1) cash distributions to any third party creditors of the Company, including cash dividends; or (2) stock dividends; or (3) any other distributions in cash to any other third party.

3.8. The Company hereby agrees to consult and act in a responsible and legal manner in its transactions with the Investor and the Intermediary.

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3.9. The Company hereby agrees to release, discharge, indemnify and hold harmless Intermediary, its affiliates, officers and employees from and against any and all losses, claims, causes of action, liabilities, lawsuits, demands and/or damages, including, without limitation, any and all court costs and reasonable attorneys' fees and expenses arising out of or incurred in connection with Intermediary complying with instructions from the Company in relation to the Cash Account in accordance with this Account Agreement.

3.10. The Company agrees that it will not act outside of this Account Agreement to induce any contravention of this Account Agreement. The Company shall not make any attempts to cancel or otherwise reduce the effect of this Account Agreement upon the Cash Account.

ARTICLE IV
INVESTOR'S REPRESENTATIONS

The Investor here represents and warrants as follows:

4.1. The Investor agrees to hold Intermediary harmless in event of loss from illegal misappropriation by the Company or from forces outside of the control of the Intermediary.

4.2. The Investor has taken all necessary corporate action to enable it to enter into this transaction.

4.3. The Investor hereby represents and warrants that this Account Agreement is not a securities purchase and sale agreement and not part in any way of illegal or deceptive means of transferring funds.

4.4. The Investor shall deliver all necessary documents and sign all necessary transfer letters to wire the $2,000,000 USD regarding the Investment.

4.5. The Investor hereby agrees to consult and act in a responsible and legal manner in its transactions with the Company and the Intermediary.

4.6. The Investor further agrees and acknowledges that the rights and obligations of the parties hereto relating to the Cash Account are governed by this Account Agreement.

ARTICLE V
FURTHER PROVISIONS

5.1. Modification. This Account Agreement may not be amended or modified without the written consent of the Company and the Investor and the Intermediary. Any such amendments shall be add ended to this agreement and labeled as an amendment, including date.

5.2. Adjudication. This Agreement shall be governed by and construed in accordance with the laws of the Province of Toronto, Canada, without giving effect to any conflicts of law provisions thereof, and shall be binding upon Company's and the Investor's estate, executors and heirs.

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5.3. Counterparts. This Account Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.4. Entire Agreement. This Account Agreement will uphold and supplement the Subscription Agreement.

5.5. Transfer; Successors and Assigns. The provisions of this Account Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the parties hereto. The Company may not assign its rights and obligations hereunder without the consent of the Investor. The provisions of this Article 5.5 shall not limit the Investor's ability to assign its rights and obligations under this Account Agreement or the Subscription Agreement. The Intermediary shall be notified immediately of any change in ownership, rights or obligations and provided with the new contact for the ownership. Any purchaser, transferee or obligator will be subject to the original Subscription Agreement and this Account Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Account Agreement and cause it to be put in action.

Date: April __, 2014	EPCYLON TECHNOLOGIES INC.

By:

Date: April __, 2014	FOUR SEASONS TRUST

By:

INTERMEDIARY

Date: April __, 2014
Diane D. Dalmy

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